EXHIBIT 4.1


                       ST. MARY LAND & EXPLORATION COMPANY



                             SHAREHOLDER RIGHTS PLAN





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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
            RECITALS........................................................  1
Section 1.  Certain Definitions.............................................  1
Section 2.  Rights .........................................................  3
Section 3.  Exercise of Rights; Purchase Price; Expiration Date of Rights...  4
Section 4.  Company Covenants Concerning Shares and Rights..................  4
Section 5.  Record Date.....................................................  5
Section 6.  Adjustment of Purchase Price, Number and Type of Shares or
            Number of Rights................................................  5
Section 7.  Certificate of Adjusted Purchase Price or Number of Shares...... 11
Section 8.  Consolidation, Merger or Sale or Transfer of Assets or
            Earning Power................................................... 11
Section 9.  Fractional Rights and Fractional Shares......................... 13
Section 10. Agreement of Rights Holders..................................... 14
Section 11. Redemption...................................................... 14
Section 12. Notice of Certain Events........................................ 15
Section 13. Notices......................................................... 16
Section 14. Supplements and Amendments...................................... 16
Section 15. Successors; Certain Covenants................................... 16
Section 16. Severability.................................................... 16
Section 17. Governing Law................................................... 16
Section 18. Descriptive Headings............................................ 16



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                             SHAREHOLDER RIGHTS PLAN

This Shareholder Rights Plan (the "Plan") of St. Mary Land & Exploration Company, a Delaware corporation (the "Company"), is made effective as of the 1st day of August, 1999.


                                    RECITALS

On July 15, 1999 the Board of Directors of the Company authorized and declared a dividend of one right ("Right") for each share of Common Stock, $.01 par value, of the Company (a "Common Share") outstanding as of the close of business on August 5, 1999 (the "Record Date"), with each Right initially representing the right to purchase one Common Share, upon the terms and subject to the conditions hereinafter set forth, and further authorized the issuance of one Right with respect to each Common Share issued by the Company after the Record Date but prior to the Distribution Date (as hereinafter defined);

Section 1. Certain Definitions. For purposes of this Plan, the following terms shall have the meanings indicated:
         (a) "Acquiring Person" shall mean any Person (other than the Company or any Related Person) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of twenty percent or more of the Common Shares then outstanding; provided however that (i) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of twenty percent or more of the Common Shares then outstanding in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Company shall not be deemed an Acquiring Person by virtue of such transactions or series of transactions, and (ii) a Person shall not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding, unless subsequent to such reduction such Person or any Affiliate or Associate of such Person shall become the Beneficial Owner of any additional Common Shares other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all shareholders are treated equally.
         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date of this Plan.
         (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:
                  (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided however that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
                  (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or


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                  (iii) of which any other  Person  is the  Beneficial  Owner if such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person's Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company other than pursuant to a revocable proxy or a securities underwriting arrangement.
         (d) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Colorado are authorized or obligated by law or executive order to close.
         (e) "Close of Business" on any given date shall mean 5:00 p.m., Mountain Time, on such date; provide however, that if such date is not a Business Day it shall mean 5:00 p.m., Mountain Time, on the next succeeding Business Day.
         (f) "Common Shares" when used with reference to the Company shall mean the Common Stock, $.01 par value, of the Company; provided, however, that, if the Company is the continuing or surviving corporation in a transaction described in Section 6(a)(ii) or Section 8(a)(ii) hereof, "Common Shares" when used with reference to the Company shall mean the capital stock or equity security with the greatest aggregate voting power of the Company. "Common Shares" when used with reference to any corporation or other legal entity, other than the Company, including an Issuer (as defined in Section 8(b) hereof), shall mean the capital stock or equity security with the greatest aggregate voting power of such corporation or other legal entity.
         (g) "Company" shall mean St. Mary Land & Exploration Company, a Delaware corporation.
         (h)  "Distribution  Date" shall mean the earlier of:
                  (i) the Close of Business on the twentieth calendar day (or if the Share Acquisition Date results from the consummation of a Permitted Offer, such later date as may be determined by the Company's Board of Directors before the Distribution Date) after the Share Acquisition Date; or
                  (ii) the Close of Business on the twentieth calendar day (or such later date as may be specified by the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of a tender or exchange offer (as determined by reference to Rule 14d-2(a) under the Exchange Act) by any Person (other than the Company or any Related Person), the consummation of which could result in beneficial ownership by such Person of twenty percent or more of the outstanding Common Shares (including any such date which is after the date of this Plan and prior to the issuance of the Rights).
         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
         (j) "Expiration Date" shall mean the earlier of (i) the Close of Business on the Final Expiration Date and (ii) the time at which the Rights are redeemed as provided in Section 11 hereof.
         (k)  "Final Expiration Date" shall mean December 31, 2004.
         (1) "Flip-in Event" shall mean any event described in clauses (A), (B) or (C) of Section 6(a)(ii)hereof.
         (m)  "Flip-over Event"  shall mean any event  described in  subsections
(i), (ii) or (iii) of Section 8(a) hereof.
         (n) "Issuer" shall have the meaning set forth in Section 8(b) of this Plan.
         (o) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

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         (p)  "Permitted  Offer" shall mean a tender offer or an exchange  offer for all outstanding shares of Common Stock at a price and on terms for all outstanding shares of Common Stock determined by at least a majority of the members of the Board of Directors who are not officers or employees of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person to be (a) at a price and on terms that are fair to shareholders (taking into account all factors that such members of the Board deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its shareholders.
        (q) "Person" shall mean any individual, firm, corporation, partnership or other legal entity, and shall include any successor (by merger or otherwise) of such entity.
         (r) "Purchase Price" shall mean initially $100.00 per share of Common Stock and shall be subject to adjustment from time to time as provided in this Plan.
         (s)  "Redemption  Price"  shall  mean  $.001  per  Right,   subject  to
adjustment by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.
         (t)  "Related Person"  shall mean (i) any  Subsidiary of the Company or
(ii) any employee benefit or stock ownership plan of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan.
         (u) "Right" shall have the meaning set forth in the Recitals to this Plan.
         (v) "Right Certificates" shall mean certificates evidencing the Rights as indicated in Section 2 of this Plan.

         (w)  "Securities Act" shall mean the Securities Act of 1933,as amended.
         (x) "Share Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.
         (y) "Subsidiary" of any Person shall mean any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.
         (z) "Trading Day" shall mean any day on which the principal national securities exchange or other transaction reporting system on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or other transaction reporting system, a Business Day.
         (aa)"Triggering Event" shall mean any Flip-in Event or Flip-over Event.

Section 2. Rights. (i) The Rights will be evidenced by the certificates representing Common Shares registered in the names of the record holders thereof (which certificates representing Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares, and (iii) the transfer of any certificates evidencing Common Shares shall also constitute the transfer of the Rights associated with the Common Shares evidenced by such certificates.



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Section 3. Exercise of Rights; Purchase Price; Expiration Date Of Rights.
         (a) Prior to the Expiration Date, the registered holder of any Right may exercise such Right by written notice to the Company of such exercise together with payment of the Purchase Price for the Common Share as to which such Right is exercised. The Purchase Price shall be payable in lawful money of the United States of America by certified check or bank draft payable to the order of the Company.
         (b) Subject to Section 6(a)(ii) hereof, upon the exercise of a Right and payment as described above, the Company shall promptly (i) requisition from any transfer agent of the Common Shares certificates representing the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) after receipt of such certificates cause the same to be delivered to or upon the order of the registered holder of such Right, registered in such name or names as may be designated by such holder, (iii) if appropriate, deliver to or upon the order of the registered holder of such Right the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 9 hereof or in lieu of the issuance of Common Shares in accordance with Section 6(a)(iii) hereof, and
(iv) deliver any due bill or other instrument to the registered holder of such Right as provided by Section 6(j) hereof.
         (c) Notwithstanding anything in this Plan to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification or registration in such jurisdiction shall not have been effected or the exercise of the Rights shall not be permitted under applicable laws, including but not limited to the Securities Act and applicable state securities laws.

Section 4. Company Covenants Concerning Shares and Rights. The Company covenants and agrees that:
         (a) It will cause to be reserved and kept available out of its authorized and unissued Common Shares the number of Common Shares that will be sufficient to permit the exercise pursuant to Section 3 hereof of all outstanding Rights.

         (b) So long as the Common Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on a national securities exchange or other transaction reporting system, it will endeavor to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or system upon official notice of issuance.
         (c) It will take all such action as may be necessary to ensure that all Common Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights, at the time of delivery of the certificates for such shares, shall be (subject to payment of the Purchase Price) duly and validly authorized and issued, fully paid and nonassessable shares, free and clear of any liens, encumbrances or other adverse claims and not subject to any rights of call or first refusal.

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         (d) It will pay when due and  payable  any and all  federal  and  state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights or of any Common Shares (or other securities, as the case may be) upon the exercise of Rights; provided however that it will not be required to pay any transfer tax or charge which may be payable in respect of any transfer, issuance or delivery of certificates representing Common Shares (or other securities, as the case may be).
         (e) It will use its best efforts to (i) file on an appropriate form, as soon as practicable following the later to occur of a Triggering Event or the Distribution Date, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, or (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; provided however that the Company may temporarily suspend the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.
         (f) Notwithstanding anything in this Plan to the contrary, the Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 11 or Section 14 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish or otherwise eliminate the benefits intended to be afforded by the Rights.
         (g) In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Sections 6 and 8 hereof, it will make all arrangements necessary so that such other securities, cash and/or property are available for distribution, if and when appropriate.

Section 5. Record Date. Each Person in whose name any certificate representing Common Shares (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights were duly exercised hereunder and payment of the Purchase Price (and all applicable transfer taxes) was made. Prior to the exercise of a Right, the holder of such Right shall not be entitled by virtue thereof to any rights of a shareholder of the Company with respect to securities for which the Right shall be exercisable, including without limitation the right to vote, receive dividends or other distributions or exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

Section 6. Adjustment of Purchase Price, Number and Type of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 6.


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         (a) (i) In the event that the Company  shall at any time after the date of this Plan (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection
         with a consolidation   or merger in which the Company is the continuing
         or surviving corporation), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive upon payment of the Purchase Price then in effect the aggregate number and
         kind of  shares  of   capital  stock  which,  if such  Right  had  been
         exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section
         6(a)(i)  and   Section  6(a)(ii)  hereof  or  Section  8  hereof,   the
         adjustment provided for in this Section 6(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
         Section 6(a)(ii) or Section 8 hereof.

                  (ii)     In the event that:
                           (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Plan, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination (other than in a transaction subject to
                  Section 8 hereof), (2) merge or otherwise combine with any Subsidiary of the Company, (3) in one or more transactions (other than in connection with the exercise of Rights or the exercise or conversion of securities exercisable or convertible into capital stock of the Company or any of its Subsidiaries) transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of such shares of any class of capital stock of the Company, or any of its Subsidiaries), (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions) of any assets (including securities), to, from, with or of, as the case may be, the Company or any of its Subsidiaries (other than in a transaction subject to Section 8 hereof), (5) receive any compensation from the Company or any of its Subsidiaries other than compensation as a director or for full-time employment as a regular employee, in either case, at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries; or

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                           (B) during such time as there is an Acquiring Person,
                  there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its
                  Subsidiaries   or  any   other   transaction   or   series  of
                  transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section 8 of this Plan, which has the effect, directly or indirectly, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries of which an Acquiring Person or any Associate or Affiliate of any Acquiring Person, is the Beneficial Owner; or
                           (C) any Person (other than the Company or any Related
                  Person) who or which, together with all Affiliates and Associates of such Person, shall at any time after the date of this Plan, become an Acquiring Person other than through a purchase of Common Shares pursuant to a tender offer made in the manner prescribed by Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder and which is a Permitted Offer; then in each such case proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the term of this Plan at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of such Flip-in Event (but assuming the rights were then exercisable), such number of
                  Common  Shares  as  shall  equal  the  result   obtained  by
                  multiplying the then-current Purchase Price by the number of Common Shares for which a Right was exercisable immediately
                  prior  to  the  first   occurrence  of  such  Flip-in  Event
                  (assuming exercisability), and dividing that product by fifty percent of the current per share market price of a Common Share (determined pursuant to Section 6(d) hereof) on the date of the first occurrence of any such Flip-in Event. Notwithstanding anything in this Plan to the contrary, from and after the first occurrence of any such Flip-in Event, any Rights of which any Acquiring Person or any Associate or Affiliate of such Acquiring Person involved in such Flip-in Event is or was at any time the Beneficial Owner after the date upon which such Acquiring Person became such shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Plan.

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                    (iii)  In the  event  that  there  shall  not be  sufficient authorized but unissued Common Shares or authorized and issued Common Shares held in treasury to permit the exercise in full of the Rights in accordance with the foregoing subsection (ii), and the Company is unable to obtain the authorization of the necessary additional Common Shares within ninety calendar days after the occurrence of the Flip-in Event, then, notwithstanding anything in this Plan to the contrary, the Company shall determine the excess of the value of the Common Shares issuable upon the exercise of
                    a  Right  over  the   Purchase   Price  (such  excess  being
                    hereinafter referred to as the "Spread") and shall be obligated to deliver, upon the exercise of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and cash (to the extent
                    permitted  by   applicable   law  and  any   agreements   or
                    instruments to which the Company is a party in effect immediately prior to the first occurrence of any Flip-in Event) in an amount equal to the Spread. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are payable all amounts which are not then restricted on a pro rata basis and shall continue to make payments on a pro rata basis as funds become available until the full amount due to each such Right holder has been paid.

        (b) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities having equivalent rights, privileges and preferences as the Common Shares ("equivalent common shares")) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or equivalent common share (or having a conversion price per share, if a security convertible into Common or equivalent common shares) less than the current per share market price of the Common Shares (as determined pursuant to Section 6(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement which shall be conclusive for all purposes. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In the event that the Company shall fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend at a rate not in excess of 125 percent of the rate of the highest regular periodic cash dividend paid during the immediately preceding two years), assets, stock (other than a dividend payable in Common Shares) or subscription rights, options or warrants (excluding those referred to in Section 6(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Common Shares (as determined pursuant to Section 6(d) hereof) on such record date or, if earlier, the date on which Common Shares begin to trade on an ex-dividend or when-issued basis with respect to such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement which shall be conclusive for all purposes) of the portion of the cash, assets, stock or evidences of indebtedness so to be distributed (in the case of periodic cash dividends, only that portion in excess of 125 percent of the rate of the highest regular periodic cash dividend paid during the immediately preceding two years) or of such subscription rights, options or warrants applicable to Common Shares, and the denominator of which shall be such current per share market price of the Common Shares. Such adjustments shall be made successively whenever such a record date is fixed; in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
         (d) For the purpose of any computation hereunder, the "current per share market price" of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the thirty consecutive Trading Days immediately prior to such date; provided however that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of thirty Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If the Common Shares are not so listed or traded, or not the subject of available bid and asked quotes, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement which shall be conclusive for all purposes.
         (e) Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments which by reason of this Section 6(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 6 shall be made to the nearest cent or to the nearest whole Common Share or other share, as the case may be. Notwithstanding the first sentence of this Section 6(e), any adjustment required by Section 6 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

         (f) If as a result of an adjustment made pursuant to Section 8(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 6 and the provisions of Sections 3, 4, 5, 8 and 9 hereof with respect to the Common Shares shall apply on like terms to any such other shares.
         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided in this Plan.
         (h) Upon each adjustment of the Purchase Price as a result of the calculations made in Section 6(b) hereof and Section 6(c) hereof made with respect to a distribution of subscription rights, options or warrants applicable to Common Shares, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest whole Common Share) obtained by (i) multiplying the number of Common Shares covered by a Right immediately prior to this adjustment by the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
         (i) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.
         (j) In any case in which this Section 6 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Common Shares or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided however that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, capital stock or securities upon the occurrence of the event requiring such adjustment.
         (k) Notwithstanding anything in this Plan to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 6, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of Common Shares at less than the current per share market price therefor, (iii) issuance wholly for cash of securities which by their terms are convertible into or exchangeable for Common Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 6, hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareholders.

         (l) Notwithstanding anything in this Plan to the contrary, in the event that the Company shall at any time after the date of this Plan and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Shares, the number of Rights associated with each Common share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event, provided that any resulting fractional amount shall be rounded to the nearest whole number.

Section 7. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 6 or Section 8(a) hereof, the Company shall
         (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
         (b) promptly file with the transfer agent for the Common Shares, a copy of such certificate, and
         (c) if such adjustment is made after the Distribution Date, mail a brief summary of such adjustment to each holder of a Right in accordance with
Section 13 hereof.

Section 8. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
         (a) Except as provided in Section 8(c) of this Plan, in the event that, following the Share Acquisition Date, directly or indirectly,
                  (i) the Company shall consolidate with, or merge with or into, any other Person (other than a Related Person in a transaction which complies with Section 4(f) hereof) and the Company shall not be the continuing or surviving corporation of such consolidation or merger;
                 (ii) any Person (other than a Related Person in a transaction which complies with Section 4(f) hereof) shall consolidate with the Company, or merge with or into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of such other Person or cash or any other property; or
                 (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or
         more   transactions,   assets  or  earning  power  (including   without
         limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than fifty percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Acquiring Person or Persons (other than the Company or any Related Person in one or more transactions each of which complies with Section 4(f) hereof), then, and in each such case,  proper  provision  shall be made so that
         (A) except as provided below, each holder of a Right shall thereafter have the right to receive, upon the exercise of it in accordance with the terms of this Plan at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in lieu of Common Shares, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer (as such term is hereinafter defined), free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by multiplying the then-current Purchase Price by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of any Flip-over Event (or, if a Flip-in Event has occurred prior to the first occurrence of a Flip-over Event, multiplying the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event, assuming the Rights were then exercisable by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product by fifty percent of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 6(d) hereof), on the date of consummation of such Flip-over Event; (B) the Issuer shall thereafter be liable for, and shall assume, by virtue of such
         Flip-over Event, all the obligations and duties of the Company pursuant to this Plan; (C) the term "Company" shall thereafter be deemed to refer to the Issuer; and (D) the Issuer shall take such steps (including without limitation the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares
         thereafter    deliverable   upon   the   exercise   of   the   Rights.
         Notwithstanding anything in this Plan to the contrary, from and after the first occurrence of any such Flip-Over Event, any Rights of which the Issuer or any Associate or Affiliate of the Issuer involved in such Flip-Over Event is or was at any time the Beneficial Owner after the date upon which the Issuer became such shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Plan.

         (b) For purposes of this Section 8, "Issuer" shall mean (i) in the case of any Flip-over Event described in Sections 8(a)(i) or (ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in
Section 8(a)(ii) above), and (ii) in the case of any Flip-over Event described in Section 8(a)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided however that in any such case, (A) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding twelve-month period, registered pursuant to
Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term "Issuer" shall mean such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term "Issuer" shall mean whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip-over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (i) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer shall be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (ii) if there is no such corporation or other legal entity having outstanding equity securities, (Y) proper provision shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Plan, a type or types of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (Z) all other provisions of this Plan shall apply to the issuer of such securities as if such securities were Common Shares.

         (c) Notwithstanding anything contained in this Plan to the contrary, the adjustments described in Section 8(a) of this Plan shall not be made upon the occurrence of an event described in Section 8(a)(i) or Section 8(a)(ii) if all of the following are met:
                  (i) the Company shall merge or consolidate with an Acquiring Person (or a wholly owned subsidiary of such Acquiring Person) who became an Acquiring Person pursuant to a Permitted Offer;
                  (ii) the per share consideration offered in such merger or consolidation is equal to or greater than the price per Common Share paid to all holders of Common Stock whose shares were purchased pursuant to such Permitted Offer; and
                  (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer.
         (d) The Company shall not consummate any Flip-over Event unless the Issuer shall have a sufficient number of authorized Common Shares (or other securities as contemplated in Section 8(b) above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 8 and unless prior to such consummation the Company and the Issuer shall have both executed an agreement providing for the terms set forth in subsections (a) and (b) of this Section 8 and further providing that as soon as practicable after the consummation of any Flip-over Event, the Issuer will
                  (i) prepare and file on an appropriate form a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and
                  (ii) deliver to holders of the Rights historical financial statements of the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act. (e) The provisions of this Section 8 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 8.

Section 9.  Fractional Rights and Fractional Shares.
         (a) The Company shall not be required to issue fractions of Rights. In lieu of any fractional Rights which would otherwise result from this Plan, the number of Rights to be issued to a shareholder of the Company shall be rounded to the nearest whole Right.
         (b) The Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of any fractional Common Shares which would otherwise result from this Plan, the number of Common Shares to be issued by the Company under the Plan shall be rounded to the nearest whole Common Share.

Section 10. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and with every other holder of a Right that, notwithstanding anything in this Plan to the contrary, the Company shall not have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided however that the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as reasonably possible.

Section 11.  Redemption.
         (a) The Board of Directors of the Company may at its option redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of Business on the earlier of (i) the Final Expiration Date or (ii) the tenth business day following the Share Acquisition Date.
         (b) If after the occurrence of a Share Acquisition Date and following the expiration of the right of redemption hereunder but prior to the occurrence of a Triggering Event, each of the following shall have occurred and remain in effect: (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in a transaction, or series of transactions, which did not result in the occurrence of any Triggering Event such that such Person is thereafter a Beneficial Owner of fifteen percent or less of the outstanding Common Shares, (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, and (iii) the transfer or other disposition described in clause (i) above was other than pursuant to a transaction, or series of transactions, which directly or indirectly involved the Company or any of its Subsidiaries, then the right of redemption set forth in Section 11(a) shall be reinstated and thereafter be subject to the provisions of this Section 11.
         (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall publicly announce such action and within ten calendar days thereafter the Company shall give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company may at its option pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 6(d) hereof), at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

         (d) The Board of Directors of the Company may at any time relinquish any or all of the rights to redeem the Rights under Sections 11(a) or 11(b) hereof by duly adopting a resolution to that effect. Promptly after adoption of such a resolution, the Company shall publicly announce such action. Immediately upon adoption of such resolution, the rights of the Board of Directors under the portions of this Section 11 specified in such resolution shall terminate without further action and without any notice.

Section 12.  Notice of Certain Events.
         (a) In case after the Distribution Date the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular periodic cash dividend at a rate not in excess of 125 percent of the rate of the highest regular periodic cash dividend paid during the immediately preceding two years), (ii) to offer to the holders of Common Shares rights, options or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), or (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing more than fifty percent of the assets and earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, then in each such case the Company shall give to each holder of a Right notice in accordance with Section 13 hereof of such proposed action which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty calendar days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action at least twenty calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.
         (b) In case any Triggering Event shall occur, then in each such case the Company shall as soon as practicable thereafter give to each holder of a Right notice in accordance with Section 13 hereof of the occurrence of such event which shall specify the event and the consequences of the event to holders of Rights.

Section 13.  Notices.
         (a) Notices or demands authorized by this Plan to be given or made by the holder of any Right to or on the Company shall be sufficiently given or made if sent by (i) confirmed telefax or (ii) first-class mail with postage prepaid, addressed (until written notice of another address is given to the holders of Rights) as follows:

                       St. Mary Land & Exploration Company
                           1776 Lincoln Street
                           Suite 1100
                           Denver, CO 80203
                           Telefax: (303) 861-0934
                     Attn: Mr. Richard C. Norris, Secretary

         (b) Notices or demands authorized by this Plan to be given or made by the Company to or on the holder of any Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 14. Supplements and Amendments. Prior to the Share Acquisition Date, the Company shall supplement or amend any provision of this Plan in any manner which the Company may deem desirable without the approval of any holders of Rights or certificates representing Common Shares. Notwithstanding anything in this Plan to the contrary, no supplement or amendment shall be made which decreases the stated Redemption Price or the period of time remaining until the Final Expiration Date.

Section 15. Successors; Certain Covenants. All the covenants and provisions of this Plan by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

Section 16. Severability. If any term, provision, covenant or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 17. Governing Law. This Plan and each Right issued hereunder shall be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

Section 18. Descriptive Headings. Descriptive headings of the several sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Shareholder Rights Plan to be duly executed on its behalf as of the date first above written.


                                   ST. MARY LAND & EXPLORATION COMPANY
                                   a Delaware corporation



                                   By: /S/ MARK A. HELLERSTEIN
                                       -----------------------
                                       Mark A. Hellerstein, President and
                                       Chief Executive Officer